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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT


The Corporate Benefits Committee
Allergan, Inc.:

We consent to incorporation by reference in the registration statements Nos. 33-29528, 33-44770 and 333-09091 on Form S-8 of Allergan, Inc. of our report dated June 26, 1998, relating to the statements of net assets available for plan benefits of the Allergan, Inc. Savings and Investment Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits and related schedules for the year ended December 31, 1997, which reports appear in the December 31, 1997 Annual Report on Form 11-K of Allergan, Inc. Savings and Investment Plan.

We consent to incorporation by reference in the registration statements Nos. 33-29528, 33-44770 and 333-09091 on Form S-8 of Allergan, Inc. of our report dated June 26, 1998, relating to the statements of net assets available for plan benefits of the Allergan, Inc. Puerto Rico Savings and Investment Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for plan benefits and related schedules for the year ended December 31, 1997, which reports appear in the December 31, 1997 Annual Report on Form 11-K of Allergan, Inc. Puerto Rico Savings and Investment Plan.



                                                   KPMG PEAT MARWICK LLP

Orange County, California
June 29, 1998